Exhibit 99

FOR IMMEDIATE RELEASE

ITC^DeltaCom Closes Offering of $325 Million Aggregate Principal Amount

of Senior Secured Notes

Huntsville, Ala., Apr. 9, 2010 – ITC^DeltaCom, Inc. (OTC: ITCD.OB), a leading provider of integrated communications services to customers in the southeastern United States, today announced that it has closed its previously announced private offering of $325 million aggregate principal amount of 10.5% Senior Secured Notes due in 2016 and a $30 million Revolving Credit Facility which was undrawn at closing.

The net proceeds from the offering, after accounting for original issue discount, were used to fully repay approximately $305.5 million of debt, including accrued interest, under the Company’s existing credit facilities. The remaining proceeds of approximately $12.5 million have been or will be used to pay transaction fees and expenses and for general corporate purposes.

“This transaction met a number of important goals for ITC^DeltaCom,” said Richard E. Fish, ITC^DeltaCom’s Chief Financial Officer. “We extended the maturities of our debt, our total liquidity increased from approximately $70 million to $100 million, we achieved certainty in regard to future debt expense, and the structure of these securities improved our operational flexibility to pursue strategic alternatives.”

The Senior Secured Notes have not been and will not be registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration except pursuant to an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.

ABOUT ITC^DELTACOM, INC.

ITC^DeltaCom, Inc., headquartered in Huntsville, Alabama, provides, through its operating subsidiaries, integrated telecommunications and technology services to businesses and other communications providers in the southeastern United States. ITC^DeltaCom has a fiber optic network spanning approximately 12,161 route miles, and offers a comprehensive suite of data and voice communications services, including high-speed or broadband data communications (which consist of Ethernet and Internet access connectivity), local exchange, long-distance and conference calling, and mobile data and voice services. ITC^DeltaCom is one of the largest competitive telecommunications providers in its primary eight-state region. For more information about ITC^DeltaCom, visit ITC^DeltaCom’s web site at http://www.deltacom.com.

FORWARD-LOOKING STATEMENTS

Except for the historical and present factual information contained herein, this release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. When used in this release, the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan” and similar expressions as they relate to ITC^DeltaCom, Inc. or its management are intended to identify these forward-looking statements. All statements by the Company regarding its expected financial position, revenues, liquidity, cash flow and other operating results, balance sheet improvement, business strategy, financing plans, forecasted trends related to the markets in which it operates, legal proceedings and similar matters are forward-looking statements. The Company’s actual results could be materially different from its expectations because of various risks. These risks, some of which are discussed under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, and in the Company’s subsequent

SEC reports, include the Company’s dependence on new product development, rapid technological and market changes, the Company’s dependence upon rights of way and other third-party agreements, debt service and other cash requirements, liquidity constraints and risks related to future growth and rapid expansion. Other important risk factors that could cause actual events or results to differ from those contained or implied in the forward-looking statements include, without limitation, customer attrition, delays or difficulties in deployment and implementation of colocation arrangements and facilities, appeals of or failures by third parties to comply with rulings of governmental entities, inability to meet installation schedules, general economic and business conditions, failure to maintain underlying service/vendor arrangements, competition, adverse changes in the regulatory or legislative environment, and various other factors beyond the Company’s control. ITC^DeltaCom disclaims any responsibility to update these forward-looking statements.

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Investor Contact:

Richard E. Fish

Chief Financial Officer, Deltacom

256-382-3827

richard.fish@deltacom.com